Cover Page                                                             424(b)(3)
                                                                       333-24009

Equitable Accumulator
Select (SM)

A combination variable and fixed deferred annuity contract

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectus EQ Advisors Trust, which contains important information about its portfolios.

PROSPECTUS DATED MAY 1, 2000

--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR SELECT?

Equitable Accumulator Select is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options or fixed maturity options ("investment options"). There is no withdrawal charge under the contract. However, we deduct a distribution charge calculated as a percentage of the amounts in the variable investment options. We deduct this charge for the life of the contract. This contract is not available in New York.


--------------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
 o EQ/Aggressive Stock(1)            o J.P. Morgan Core Bond(3)
 o Alliance Common Stock             o Lazard Large Cap Value
 o Alliance High Yield               o Lazard Small Cap Value
 o Alliance Money Market             o MFS Emerging Growth
 o EQ/Alliance Premier Growth            Companies
 o Alliance Small Cap Growth         o MFS Growth with Income
 o EQ/Alliance Technology            o MFS Research
 o BT Equity 500 Index               o Mercury Basic Value Equity(4)
 o BT Small Company Index            o Mercury World Strategy(5)
 o BT International Equity Index     o Morgan Stanley Emerging
 o Capital Guardian International        Markets Equity
 o Capital Guardian Research         o EQ/Putnam Growth & Income
 o Capital Guardian U.S. Equity          Value
 o EQ/Evergreen                      o EQ/Putnam International Equity
 o EQ/Evergreen Foundation           o EQ/Putnam Investors Growth
--------------------------------------------------------------------------------

 (1)   Formerly named "Alliance Aggressive Stock."

 (2)   Formerly named "JPM Core Bond."

 (3)   Formerly named "Merrill Lynch Basic Value Equity."

 (4)   Formerly named "Merrill Lynch World Strategy."

You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of our Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period.

Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPE OF CONTRACTS. We offer the contracts for use as a nonqualified annuity ("NQ") for after-tax contributions only.

A contribution of at least $25,000 is required to purchase a contract.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2000 is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.



                                                                      73051MLNQ

Contents of this prospectus

----------------
       2
--------------------------------------------------------------------------------



EQUITABLE ACCUMULATOR(SM) SELECT

---------------------------------------------------------------
Index of key words and phrases                                4
Who is Equitable Life?                                        5
How to reach us                                               6
Equitable Accumulator Select at a glance - key features       8


---------------------------------------------------------------
FEE TABLE                                                    11
---------------------------------------------------------------
Example                                                      14
Condensed financial information                              15

---------------------------------------------------------------
1  CONTRACT FEATURES AND BENEFITS                            16
---------------------------------------------------------------
How you can purchase and contribute to your contract         16
Owner and annuitant requirements                             17
How you can make your contributions                          17
What are your investment options under the contract?         17
Allocating your contributions                                21
Your benefit base                                            22
Annuity purchase factors                                     23
Our baseBUILDER option                                       23
Guaranteed minimum death benefit                             24
Your right to cancel within a certain number of days         25


---------------------------------------------------------------
2  DETERMINING YOUR CONTRACT'S VALUE                         26
---------------------------------------------------------------
Your account value and cash value                            26
Your contract's value in the variable investment options     26
Your contract's value in the fixed maturity options          26


---------------------------------------------------------------
3  TRANSFERRING YOUR MONEY AMONG
     INVESTMENT OPTIONS                                      27
---------------------------------------------------------------
Transferring your account value                              27
Market timing                                                27
Rebalancing your account value                               27


--------------------------------------------------------------------------------
"We," "our," and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

------
  3
--------------------------------------------------------------------------------


------------------------------------------------------------
4  ACCESSING YOUR MONEY                                   29
------------------------------------------------------------
Withdrawing your account value                            29
How withdrawals are taken from your account value         29
How withdrawals affect your guaranteed minimum
  income benefit and guaranteed minimum death
  benefit                                                 29
Surrendering your contract to receive its cash value      30
When to expect payments                                   30
Your annuity payout options                               30


------------------------------------------------------------
5  CHARGES AND EXPENSES                                   33
------------------------------------------------------------
Charges that Equitable Life deducts                       33
Charges that EQ Advisors Trust deducts                    34
Group or sponsored arrangements                           34


------------------------------------------------------------
6  PAYMENT OF DEATH BENEFIT                               35
------------------------------------------------------------
Your beneficiary and payment of benefit                   35
How death benefit payment is made                         35


------------------------------------------------------------
7  TAX INFORMATION                                        37
------------------------------------------------------------
Overview                                                  37
Transfers among investment options                        37
Taxation of nonqualified annuities                        37
Federal and state income tax withholding and
  information reporting                                   39
Impact of taxes to Equitable Life                         39


------------------------------------------------------------
8  MORE INFORMATION                                       40
------------------------------------------------------------
About our Separate Account No. 49                         40
About EQ Advisors Trust                                   40
About our fixed maturity options                          41
About the general account                                 42
About other methods of payment                            42
Dates and prices at which contract events occur           43
About your voting rights                                  43
About legal proceedings                                   44
About our independent accountants                         44
Financial statements                                      44
Transfers of ownership, collateral assignments, loans,
  and borrowing                                           45
Distribution of the contracts                             45


------------------------------------------------------------
9  INVESTMENT PERFORMANCE                                 46
------------------------------------------------------------
Benchmarks                                                46
Communicating performance data                            56

------------------------------------------------------------
10 INCORPORATION OF CERTAIN DOCUMENTS BY
     REFERENCE                                            58
------------------------------------------------------------

------------------------------------------------------------
APPENDICES
------------------------------------------------------------
I - Condensed financial information                      A-1
II - Market value adjustment example                     B-1
III - Guaranteed minimum death benefit example           C-1


------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
   TABLE OF CONTENTS
------------------------------------------------------------

Index of key words and phrases

-----
 4
--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.


                                         PAGE IN
TERM                                    PROSPECTUS
 account value                             29
 annuitant                                 16
 annuity payout options                    35
 annuity purchase factors                  24
 baseBUILDER                               24
 beneficiary                               40
 benefit base                              24
 business day                              65
 cash value                                29
 contract date                              9
 contract date anniversary                  9
 contract year                              9
 EQAccess                                   6
 ERISA                                     34
 fixed maturity options                    21
 guaranteed minimum death benefit          26


                                         PAGE IN
TERM                                    PROSPECTUS
 guaranteed minimum income benefit         25
 IRS                                       43
 investment options                        19
 market adjusted amount                    22
 market value adjustment                   22
 maturity value                            22
 NQ                                       cover
 portfolio                                cover
 processing office                          6
 rate to maturity                          21
 SAI                                      cover
 SEC                                      cover
 TOPS                                       6
 unit                                      29
 variable investment options               19

To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract. Your registered representative can provide further explanation about your contract or supplemental materials.

 ------------------------------------------------------------------
 PROSPECTUS                      CONTRACT OR SUPPLEMENTAL MATERIALS
 ------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest
                                Accounts in supplemental materials)

  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  baseBUILDER                   Guaranteed Minimum Income Benefit
 ------------------------------------------------------------------


Who is Equitable Life?

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  5
--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). The majority shareholder of AXA Financial, Inc. is AXA, a French holding company for an international group of insurance and related financial services companies. As a majority shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $462.7 billion in assets as of December 31, 1999. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

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   6
--------------------------------------------------------------------------------

HOW TO REACH US

You may communicate with our processing office as listed below for any of the following purposes:

---------------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
---------------------------------------------------------
Equitable Accumulator Select
P.O. Box 13014
Newark, NJ 07188-0014


---------------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
---------------------------------------------------------
Equitable Accumulator Select
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


---------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G.,
REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY REGULAR MAIL:
---------------------------------------------------------
Equitable Accumulator Select
P.O. Box 1547
Secaucus, NJ 07096-1547


---------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G.,
REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
---------------------------------------------------------
Equitable Accumulator Select
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


---------------------------------------------------------
 REPORTS WE PROVIDE:
---------------------------------------------------------
o  written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and

o annual statement of your contract values as of the close of the contract year.


---------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT
("TOPS") AND EQACCESS SYSTEMS:
---------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o    your current account value;

o your current allocation percentages (anticipated to be available through EQAccess by the end of 2000);

o    the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options (not available through EQAccess);

o    the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not availabe through TOPS).

You  can also:

o change your allocation percentages and/or transfer among the investment options (anticipated to be available through EQAccess by the end 2000);

o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o    change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or

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  7
--------------------------------------------------------------------------------

Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you are engaged in a market timing strategy (see "Market timing" in "Transferring your money among investment options").

-------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
-------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)  authorization for telephone transfers by your registered representative;

(2)  election of the automatic investment program;

(3)  election of the rebalancing program;

(4)  tax withholding election.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers between investment options; and

(4)  contract surrender and withdrawal requests.

TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2)  general dollar cost averaging;

(3)  rebalancing;

(4)  special dollar cost averaging;

(5)  substantially equal withdrawals;

(6)  systematic withdrawals; and

(7)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner.

Equitable Accumulator Select at a glance - key features

--------
   8
-------------------------------------------------------------------------------


--------------------------------------------------------------------------------
PROFESSIONAL          Equitable Accumulator Select's variable investment options
INVESTMENT            invest in different portfolios managed by professional
MANAGEMENT            investment advisers.
--------------------------------------------------------------------------------
FIXED MATURITY        o  10 fixed maturity options with maturities ranging from
OPTIONS                  approximately 1 to 10 years.

                      o  Each fixed maturity option offers a guarantee of
                         principal and interest rate if you hold it to maturity.
                      ----------------------------------------------------------
                         If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
--------------------------------------------------------------------------------
TAX ADVANTAGES        o On earnings inside the     No tax on any dividends,
                        contract                   interest or capital gains
                                                   until you make withdrawals
                                                   from your contract or receive
                                                   annuity payments.
                      ----------------------------------------------------------
                      o On transfers inside the    No tax on transfers among
                        contract                   investment options.
--------------------------------------------------------------------------------
BASEBUILDER(R)         baseBUILDER combines a guaranteed minimum income benefit
PROTECTION             with the guaranteed minimum death benefit provided under
                       the contract. The guaranteed minimum income benefit
                       provides income protection for you while the annuitant
                       lives. The guaranteed minimum death benefit provides a
                       death benefit for the beneficiary should the annuitant
                       die.
--------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS  o Initial minimum:          $25,000

                      o Additional minimum:       $1,000
                                                  $100 monthly and $300
                                                  quarterly under our automatic
                                                  investment program
                      ----------------------------------------------------------
                      Maximum contribution limitations may apply.
--------------------------------------------------------------------------------
ACCESS TO YOUR MONEY  o Lump sum withdrawals

                      o Several withdrawal options on a periodic basis

                      o Contract surrender

                      You may incur income tax and a tax penalty.
--------------------------------------------------------------------------------
PAYOUT OPTIONS        o  Fixed annuity payout options

                      o  Variable Immediate Annuity payout options

                      o  Income Manager(Reg. TM) payout options
--------------------------------------------------------------------------------

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  9
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
ADDITIONAL FEATURES   o  Guaranteed minimum death benefit even if you do not
                         elect baseBUILDER

                      o  Dollar cost averaging

                      o  Automatic investment program

                      o Account value rebalancing (quarterly, semiannually, and annually)

                      o  Free transfers
--------------------------------------------------------------------------------
FEES AND CHARGES      o  Daily charges on amounts invested in the variable
                         investment options for mortality and expense risks, administrative charges, and distribution charges at a current annual rate of 1.60% (1.70% maximum).

                      o Annual 0.30% benefit base charge for the optional baseBUILDER benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 85 (age 83 in Oregon), whichever occurs first. The benefit base is described under "Your benefit base" in "Contract features and benefits." If you don't elect baseBUILDER, you still receive a guaranteed minimum death benefit under your contract at no additional charge.

                      o No sales charge deducted at the time you make contributions, no withdrawal charge, and no annual contract fee.
                      ----------------------------------------------------------
                      The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                      ----------------------------------------------------------
                      o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                      o We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate Annuity payout options.

                      o Annual expenses of EQ Advisors Trust portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.15% annually, 12b-1 fees of 0.25% annually, and other expenses.
--------------------------------------------------------------------------------
ANNUITANT ISSUE AGES  0-85
--------------------------------------------------------------------------------

THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your registered representative, or call us, if you have any questions.

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  10
--------------------------------------------------------------------------------

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your registered representative can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.

Fee table

-------
  11
--------------------------------------------------------------------------------

The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described under "Charges and expenses" later in this prospectus.

The fixed maturity options are not covered by the fee table and examples. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

---------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS
AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
---------------------------------------------------------------------------------------------------------------
Mortality and expense risks(1)                                                  1.10%
Administrative                                                                  0.25% current (0.35% maximum)
Distribution                                                                    0.25%
                                                                                -----
Total annual expenses                                                           1.60% current (1.70% maximum)
---------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST
CERTAIN TRANSACTIONS
---------------------------------------------------------------------------------------------------------------
Charge if you elect a Variable Immediate Annuity payout option                  $350
---------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT THE OPTIONAL BENEFIT
---------------------------------------------------------------------------------------------------------------
BASEBUILDER BENEFIT CHARGE (calculated as a percentage of the benefit base.
Deducted annually on each contract date anniversary)(2)                         0.30%
---------------------------------------------------------------------------------------------------------------


EQ ADVISORS TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)

---------------------------------------------------------------------------------------------------------------
                                                                                               TOTAL
                                                                             OTHER             ANNUAL
                                                                            EXPENSES          EXPENSES
                                      MANAGEMENT                         (AFTER EXPENSE     (AFTER EXPENSE
                                       FEES(3)         12B-1 FEES(4)     LIMITATION)(5)     LIMITATION)(6)
---------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                      0.60%             0.25%               0.04%             0.89%
Alliance Common Stock                    0.46%             0.25%               0.04%             0.75%
Alliance High Yield                      0.60%             0.25%               0.05%             0.90%
Alliance Money Market                    0.34%             0.25%               0.05%             0.64%
EQ/Alliance Premier Growth               0.90%             0.25%               0.00%             1.15%
Alliance Small Cap Growth                0.75%             0.25%               0.07%             1.07%
EQ/Alliance Technology                   0.90%             0.25%               0.00%             1.15%
BT Equity 500 Index                      0.25%             0.25%               0.10%             0.60%
BT International Equity Index            0.35%             0.25%               0.40%             1.00%
BT Small Company Index                   0.25%             0.25%               0.25%             0.75%
Capital Guardian International           0.85%             0.25%               0.10%             1.20%
Capital Guardian Research                0.65%             0.25%               0.05%             0.95%
EQ/Evergreen                             0.65%             0.25%               0.05%             0.95%
---------------------------------------------------------------------------------------------------------------

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  12

--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
                                                                                                        TOTAL
                                                                                      OTHER             ANNUAL
                                                                                     EXPENSES          EXPENSES
                                               MANAGEMENT                         (AFTER EXPENSE     (AFTER EXPENSE
                                                FEES(3)         12B-1 FEES(4)     LIMITATION)(5)     LIMITATION)(6)
----------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Foundation                          0.60%             0.25%               0.10%             0.95%
Capital Guardian U.S. Equity                     0.65%             0.25%               0.05%             0.95%
J.P. Morgan Core Bond                            0.45%             0.25%               0.10%             0.80%
Lazard Large Cap Value                           0.65%             0.25%               0.05%             0.95%
Lazard Small Cap Value                           0.75%             0.25%               0.10%             1.10%
MFS Emerging Growth Companies                    0.65%             0.25%               0.10%             1.00%
MFS Growth with Income                           0.60%             0.25%               0.10%             0.95%
MFS Research                                     0.65%             0.25%               0.05%             0.95%
Mercury Basic Value Equity                       0.60%             0.25%               0.10%             0.95%
Mercury World Strategy                           0.70%             0.25%               0.25%             1.20%
Morgan Stanley Emerging Markets Equity           1.15%             0.25%               0.35%             1.75%
EQ/Putnam Growth & Income Value                  0.60%             0.25%               0.10%             0.95%
EQ/Putnam International Equity                   0.85%             0.25%               0.15%             1.25%
EQ/Putnam Investors Growth                       0.65%             0.25%               0.05%             0.95%
----------------------------------------------------------------------------------------------------------------------

----------
Notes:

(1) A portion of this charge is for providing the guaranteed minimum death benefit.

(2) The benefit base is described under "Contract features and benefits Your guaranteed minimum income benefit under baseBUILDER."

(3) The management fees shown reflect revised management fees, effective on or about May 1, 2000 by shareholders. The management fees shown for EQ/Putnam Growth & Income Value and Lazard Large Cap Value do not reflect the waiver of a portion of each portfolio's investment management fees that are currently in effect. The management fee for each portfolio cannot be increased without a vote of each portfolio's shareholders.

(4) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts. Prior to October 18, 1999, the total annual expenses for the Alliance Small Cap Growth portfolio were limited to 1.20% under an expense limitation arrangement related to that portfolio's Rule 12b-1 Plan. The arrangement is no longer in effect. The amounts shown have been restated to reflect the expenses that would have been incurred in 1999, absent the expense limitation arrangement.

(5) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (6) for any expense limitation agreements.

     On October 18, 1999, the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) became part of the portfolios of EQ Advisors Trust. The "Other Expenses" for these portfolios have been restated to reflect the estimated expenses that would have been incurred had these portfolios been portfolios of EQ Advisors Trust for the entire year ended December 31, 1999. The restated expenses reflect an increase of 0.01% for each of these portfolios.

(6) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses. Under the expense limitation agreement, total annual operating expenses of certain portfolios (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses and 12b-1 fees) are limited as a percentage of the average

-----
 13

--------------------------------------------------------------------------------

     daily net assets of each of the following portfolios: 1.75% for Morgan Stanley Emerging Markets Equity; 1.25% for EQ/Putnam International Equity; 1.20% for Capital Guardian International and Mercury World Strategy; 1.15% for EQ/Alliance Premier Growth and EQ/Alliance Technology; 1.10% for Lazard Small Cap Value; 1.00% for BT International Equity Index and MFS Emerging Growth Companies; 0.95% for Capital Guardian U.S. Equity, Capital Guardian Research, EQ/Evergreen, EQ/Evergreen Foundation, Lazard Large Cap Value, MFS Growth with Income, MFS Research, Mercury Basic Value Equity, EQ/Putnam Growth & Income Value and EQ/Putnam Investors Growth; 0.80% for J.P. Morgan Core Bond; 0.75% for BT Small Company Index; and 0.60% for BT Equity 500 Index. The expense limitations for the BT Equity 500 Index, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity, MFS Growth with Income, MFS Research, Mercury Basic Value Equity and MFS Emerging Growth Companies portfolios reflect an increase effective on May 1, 2000. The expense limitation for the EQ/Evergreen and Lazard Small Cap Value portfolio reflects a decrease effective on May 1, 2000.

     Absent the expense limitation, the "Other Expenses" for 1999 on an annualized basis for each of the portfolios would have been as follows:
     1.00% for Morgan Stanley Emerging Markets Equity; 0.32% for EQ/Putnam International Equity; 0.66% for Capital Guardian International; 0.46% for Mercury World Strategy; 0.23% for EQ/Alliance Premier Growth; 0.10% for EQ/Alliance Technology; 0.26% for Lazard Small Cap Value; 0.49% for BT International Equity Index; 0.17% for MFS Emerging Growth Companies; 0.34% for Capital Guardian U.S. Equity; 0.47% for Capital Guardian Research; 1.87% for EQ/Evergreen; 1.07% for EQ/Evergreen Foundation; 0.21% for Lazard Large Cap Value; 0.37% for MFS Growth with Income; 0.17% for MFS Research and Mercury Basic Value Equity; 0.16% for EQ/Putnam Growth & Income Value; 0.19% for EQ/Putnam Investors Growth; 0.20% for J.P. Morgan Core Bond; 0.71% for BT Small Company Index; and 0.18% for BT Equity 500 Index. Initial seed capital was invested on April 30, 1999 for Alliance Premier Growth, Capital Guardian U.S. Equity and Capital Guardian Research portfolios and will be invested on or about May 1, 2000 for EQ/Alliance Technology portfolio and therefore expenses have been estimated.

     Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that, among other things, such portfolio has reached sufficient size to permit such reimbursement to be made and provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. For more information see the prospectus for EQ Advisors Trust.

-------
  14
--------------------------------------------------------------------------------

EXAMPLE

The example below shows the expenses that a hypothetical contract owner (who has elected baseBUILDER) would pay in the situation illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) The charges used in the examples are the maximum charges rather than the lower current charges.

The example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

-----------------------------------------------------------------------------------------------
                                                     AT THE END OF EACH PERIOD SHOWN,
                                                          THE EXPENSES WOULD BE:

                                           ----------------------------------------------------
                                              1 YEAR       3 YEARS       5 YEARS       10 YEARS
-----------------------------------------------------------------------------------------------
EQ/Aggressive Stock                         $ 27.09      $  89.34      $ 154.46      $ 330.67
Alliance Common Stock                       $ 25.62      $  84.96      $ 147.21      $ 316.52
Alliance High Yield                         $ 27.20      $  89.66      $ 154.98      $ 331.67
Alliance Money Market                       $ 24.46      $  81.51      $ 141.48      $ 305.25
EQ/Alliance Premier Growth                  $ 30.98      $ 100.86      $ 173.42      $ 367.11
Alliance Small Cap Growth                   $ 28.98      $  94.96      $ 163.72      $ 348.57
EQ/Alliance Technology                      $ 29.93      $  97.76      $ 168.32      $ 357.40
BT Equity 500 Index                         $ 24.15      $  80.56      $ 139.92      $ 302.16
BT International Equity Index               $ 28.35      $  93.09      $ 160.64      $ 342.64
BT Small Company Index                      $ 25.72      $  85.27      $ 147.73      $ 317.53
Capital Guardian International              $ 30.45      $  99.31      $ 170.87      $ 362.26
Capital Guardian Research                   $ 27.82      $  91.53      $ 158.07      $ 337.67
Capital Guardian U.S. Equity                $ 27.82      $  91.53      $ 158.07      $ 337.67
EQ/Evergreen                                $ 27.82      $  91.53      $ 158.07      $ 337.67
EQ/Evergreen Foundation                     $ 27.82      $  91.53      $ 158.07      $ 337.67
J.P. Morgan Core Bond                       $ 26.25      $  86.84      $ 150.32      $ 322.61
Lazard Large Cap Value                      $ 27.82      $  91.53      $ 158.07      $ 337.67
Lazard Small Cap Value                      $ 29.40      $  96.20      $ 165.77      $ 352.50
MFS Emerging Growth Companies               $ 28.35      $  93.09      $ 160.64      $ 342.64
MFS Growth with Income                      $ 27.82      $  91.53      $ 158.07      $ 337.67
MFS Research                                $ 27.82      $  91.53      $ 158.07      $ 337.67
Mercury Basic Value Equity                  $ 27.82      $  91.53      $ 158.07      $ 337.67
Mercury World Strategy                      $ 30.45      $  99.31      $ 170.87      $ 362.26
Morgan Stanley Emerging Markets Equity      $ 36.23      $ 116.29      $ 198.55      $ 414.19
EQ/Putnam Growth & Income Value             $ 27.82      $  91.53      $ 158.07      $ 337.67
EQ/Putnam International Equity              $ 30.98      $ 100.86      $ 173.42      $ 367.11
EQ/Putnam Investors Growth                  $ 28.88      $  94.65      $ 163.21      $ 347.58
-----------------------------------------------------------------------------------------------

----------
(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money."

-----
 15
--------------------------------------------------------------------------------

IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the example would, in each case, be increased by $4.34 based on the average amount applied to annuity payout options in 1999. See "Annuity administrative fee" in "Charges and expenses."

CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 1999.

1   Contract features and benefits

--------
   16
--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $25,000 for you to purchase a contract. You may make additional contributions of at least $1,000 each, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. The ages in the table refer to the age of the annuitant named in the contract.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
AVAILABLE
FOR ANNUITANT                                                    LIMITATIONS ON
ISSUE AGES      SOURCE OF CONTRIBUTIONS                          CONTRIBUTIONS
---------------------------------------------------------------------------------------------------------------------
0 through 85    o After-tax money.                               o No additional contributions after age 86.

                o Paid to us by check or transfer of contract
                  value in a tax-deferred exchange under
                  Section 1035 of the Internal Revenue Code.
---------------------------------------------------------------------------------------------------------------------

See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this prospectus.

-------
  17
--------------------------------------------------------------------------------

OWNER AND ANNUITANT REQUIREMENTS

The annuitant can be different than the owner.

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We do not accept third-party checks endorsed to us, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the registered representative submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

-----------------------------------------------------------------------------
Our "business day" is any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. We may, however, close due to emergency conditions.
-----------------------------------------------------------------------------

SECTION 1035 EXCHANGES

You may apply the value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an Equitable Accumulator Select contract in a tax-free exchange if you follow certain procedures as shown in the form that we require you to use. Also see "Tax information" later in this prospectus.

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. Listed below are the currently available portfolios, their investment objectives, and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options.
--------------------------------------------------------------------------------

-------
  18
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------
PORTFOLIOS OF EQ ADVISORS TRUST
-----------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                    OBJECTIVE                                         ADVISER
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock              Long-term growth of capital                       Alliance Capital Management L.P.,
                                                                                    Massachusetts Financial Services Company
-----------------------------------------------------------------------------------------------------------------------------
 Alliance Common Stock            Long-term growth of capital and increasing        Alliance Capital Management L.P.
                                  income
-----------------------------------------------------------------------------------------------------------------------------
 Alliance High Yield              High return by maximizing current income          Alliance Capital Management L.P.
                                  and, to the extent consistent with that
                                  objective, capital appreciation
-----------------------------------------------------------------------------------------------------------------------------
 Alliance Money Market            High level of current income while preserving     Alliance Capital Management L.P.
                                  assets and maintaining liquidity

-----------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth       Long-term growth of capital                       Alliance Capital Management L.P.
-----------------------------------------------------------------------------------------------------------------------------
 Alliance Small Cap Growth        Long-term growth of capital                       Alliance Capital Management L.P.
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Technology           Long-term growth of capital                       Alliance Capital Management L.P.
-----------------------------------------------------------------------------------------------------------------------------
 BT Equity 500 Index              Replicate as closely as possible (before          Bankers Trust Company
                                  deduction of portfolio expenses) the total
                                  return of the Standard & Poor's 500
                                  Composite Stock Price Index
-----------------------------------------------------------------------------------------------------------------------------
 BT Small Company Index           Replicate as closely as possible (before          Bankers Trust Company
                                  deduction of portfolio expenses) the total
                                  return of the Russell 2000 Index
-----------------------------------------------------------------------------------------------------------------------------
 BT International Equity Index    Replicate as closely as possible (before          Bankers Trust Company
                                  deduction of portfolio expenses) the total
                                  return of the Morgan Stanley Capital
                                  International Europe, Australia, Far East Index

-----------------------------------------------------------------------------------------------------------------------------
 Capital Guardian International   Long-term growth of capital by investing          Capital Guardian Trust Company
                                  primarily in non-United States equity securities
-----------------------------------------------------------------------------------------------------------------------------
 Capital Guardian Research        Long-term growth of capital                       Capital Guardian Trust Company
-----------------------------------------------------------------------------------------------------------------------------
 Capital Guardian U.S. Equity     Long-term growth of capital                       Capital Guardian Trust Company
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen                     Long-term growth of capital                       Evergreen Asset Management Corp.
-----------------------------------------------------------------------------------------------------------------------------

---------
  19

--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------
PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)
-----------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                  OBJECTIVE                                            ADVISER
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Foundation        In order of priority, reasonable income,             Evergreen Asset Management Corp.
                                conservation of capital, and capital appreciation
-----------------------------------------------------------------------------------------------------------------------------
 J.P. Morgan Core Bond          High total return consistent with moderate risk      J.P. Morgan Investment Management Inc.
                                of capital and maintenance of liquidity
-----------------------------------------------------------------------------------------------------------------------------
 Lazard Large Cap Value         Capital appreciation                                 Lazard Asset Management
-----------------------------------------------------------------------------------------------------------------------------
 Lazard Small Cap Value         Capital appreciation                                 Lazard Asset Management
-----------------------------------------------------------------------------------------------------------------------------
 MFS Emerging Growth            Long-term capital growth                             Massachusetts Financial Services Company
  Companies
-----------------------------------------------------------------------------------------------------------------------------
 MFS Growth with Income         Reasonable current income and long-term              Massachusetts Financial Services Company
                                growth of capital and income
-----------------------------------------------------------------------------------------------------------------------------
 MFS Research                   Long-term growth of capital and future income        Massachusetts Financial Services Company
-----------------------------------------------------------------------------------------------------------------------------
 Mercury Basic Value Equity     Capital appreciation and secondarily, income         Mercury Asset Management US
-----------------------------------------------------------------------------------------------------------------------------
 Mercury World Strategy         High total investment return                         Mercury Asset Management US
-----------------------------------------------------------------------------------------------------------------------------
 Morgan Stanley Emerging        Long-term capital appreciation                       Morgan Stanley Asset Management
  Markets Equity
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth               Capital growth, current income is a secondary        Putnam Investment Management, Inc.
  & Income Value                objective
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam International        Capital appreciation                                 Putnam Investment Management, Inc.
  Equity
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Investors            Long-term growth of capital and any increased        Putnam Investment Management, Inc.
  Growth                        income that results from this growth
-----------------------------------------------------------------------------------------------------------------------------

Other important information about the portfolios is included in the prospectus for EQ Advisors Trust attached at the end of this prospectus.

FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in contracts issued in Maryland.

----------
   20

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this prospectus in "More information."

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2001 through 2010. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.

We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o the fixed maturity option's maturity date is within the current calendar year; or

o    the rate to maturity is 3% or less.

YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option or into any of the variable investment options; or

(b)  withdraw the maturity value.

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the fixed maturity option that will mature next.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

----------
  21

--------------------------------------------------------------------------------

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix II of this prospectus provides an example of how the market value adjustment is calculated.

ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance, or dollar cost averaging.

SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.

PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.

For example, if your initial contribution is $10,000, and on March 15, 2000 you chose the fixed maturity option with a maturity date of February 15, 2010, since the rate to maturity was 5.98% on March 15, 2000, we would have allocated $5,618.00 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued.

You may not elect principal assurance if the special dollar cost averaging program is in effect.

DOLLAR COST AVERAGING

We offer two dollar cost averaging programs. Each program allows you to gradually transfer amounts from the Alliance Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the other variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

SPECIAL DOLLAR COST AVERAGING PROGRAM. You may dollar cost average from the Alliance Money Market option into any of the other variable investment options. You must allocate your entire initial contribution into the Alliance Money Market option. We will transfer your value in the Alliance Money Market option into the other variable investment options that you select over the next 12 months or such other period we may offer. The transfer date will be the same day of the month as the contract date, but not later than the 28th. All amounts will be transferred out by the end of the first contract year or such other period we may offer. Under this program we will not deduct the mortality and expense risks, administrative, and distribution charges from assets in the Alliance Money Market option. You may not allocate additional contributions to the Alliance Money Market option under this program.

----------
   22
--------------------------------------------------------------------------------

The only amounts that should be transferred from the Alliance Money Market option are your regularly scheduled monthly transfers to the other variable investment options. If you request to transfer or withdraw any other amounts, we will transfer all of the value that you have remaining in the Alliance Money Market option to the other investment options according to the allocation percentages we have on file for you. As a result, you will no longer be able to participate in the special dollar cost averaging program. You may also ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly, or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the Alliance Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

                    ----------------------------------------

You may not elect dollar cost averaging or special dollar cost averaging if you are participating in the rebalancing program. See "Transferring your money among investment options."

YOUR BENEFIT BASE

The benefit base is used to calculate the guaranteed minimum income benefit and the 5% roll up to age 80 guaranteed minimum death benefit. See "Our baseBUILDER option" and "Guaranteed minimum death benefit" below. The benefit base is equal to:

o    your initial contribution and any additional contributions to the contract;
     plus

o    daily interest; less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money").

The effective annual interest rate credited to the benefit base is:

o 5% for the benefit base with respect to the variable investment options (other than the Alliance Money Market option), and the account for special dollar cost averaging; and

o 3% for the benefit base with respect to the Alliance Money Market option and the fixed maturity options.

No interest is credited after the annuitant is age 80.

--------------------------------------------------------------------------------
Your benefit base is not an account value or a cash value.
--------------------------------------------------------------------------------

ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed in "Our baseBUILDER option" and annuity payout options are discussed in "Accessing your money" later in this prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of

----------
  23

--------------------------------------------------------------------------------

annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.

OUR BASEBUILDER OPTION

The baseBUILDER option offers you a guaranteed minimum income benefit combined with the guaranteed minimum death benefit available under the contract. The baseBUILDER benefit is available if the annuitant is between the ages of 20 and 75 at the time the contract is issued. There is an additional charge for the baseBUILDER benefit which is described under "baseBUILDER benefit charge" in "Charges and expenses."

The guaranteed minimum income benefit component of baseBUILDER is described below. Whether you elect baseBUILDER or not, the guaranteed minimum death benefit is provided under the contract. The guaranteed minimum death benefit is described under "Guaranteed minimum death benefit" below. baseBUILDER is currently not available in some states. Please ask your registered representative if baseBUILDER is available in your state.

The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager level payment life with a period certain payout option, subject to state availability (for contracts issued in Oregon, only the income manager life with a period certain payout annuity contract is available). You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age when you exercise your guaranteed minimum income benefit and the type of contract you own. We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this prospectus.

--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive under the life annuity payout option will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your benefit base at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors.

When you elect to receive annual lifetime income, your contract will terminate and you will receive an annuity payout option. You will begin receiving payments one payment period after the annuity payout option is issued. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death. There is no continuation of benefits following the annuitant's (or joint annuitant's, if applicable) death.

Before you elect baseBUILDER, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

You should also consider that the guaranteed annuity purchase factors we use to determine your Income Manager benefit under baseBUILDER are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the baseBUILDER Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option.

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   24
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ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. The table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of March 1, 2000, assuming no additional contributions or withdrawals and assuming there were no allocations to the Alliance Money Market option or the fixed maturity options.

--------------------------------------------------------------------------------
                                     GUARANTEED MINIMUM
         CONTRACT DATE       INCOME BENEFIT - ANNUAL INCOME
 ANNIVERSARY AT EXERCISE            PAYABLE FOR LIFE
--------------------------------------------------------------------------------
            10                           $10,816
            15                           $16,132
--------------------------------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT.
On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract anniversary. You may notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit. You will begin receiving payments one payment period after the annuity payout contract is issued.

You (or the successor annuitant/owner, if applicable) will be eligible to exercise the guaranteed minimum income benefit as follows:

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 (age 53 in Oregon) when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 (age 54 in Oregon) and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th (7th in Oregon) contract date anniversary.

     Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th (83rd in Oregon) birthday; and

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first (in Oregon, the first and second contract date anniversary) contract date anniversary that it becomes available.

GUARANTEED MINIMUM DEATH BENEFIT

A guaranteed minimum death benefit is provided as part of the baseBUILDER benefit. A guaranteed minimum death benefit is also provided under your contract even if you don't elect baseBUILDER. In this case, the baseBUILDER benefit charge does not apply.

GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 79 AT ISSUE OF CONTRACT.

You must elect either the "5% roll up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.

5% ROLL UP TO AGE 80. The guaranteed minimum death benefit is equal to the benefit base described earlier in"Your benefit base."

ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit

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  25
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to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will reduce your guaranteed minimum death benefit on the date you take the withdrawal.

GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 80 THROUGH 85 AT ISSUE OF CONTRACT.

On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional contributions. We will reduce your guaranteed minimum death benefit if you take any withdrawals.

                    ----------------------------------------

Please see "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" for information on how withdrawals affect your guaranteed minimum death benefit.

See Appendix III for an example of how we calculate the guaranteed minimum death benefit.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), and (ii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i) or (ii) above).

We may require that you wait six months before you may apply for a contract with us again if:

o    you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" for possible consequences of cancelling your contract. Our processing office, or your registered representative, can provide you with the cancellation instructions.

2  Determining your contract's value

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   26
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YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) value you have in the variable investment options and (ii) market adjusted amounts in the fixed maturity options. These amounts are subject to certain fees and charges discussed under "Charges and expenses."

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value. Please see "Surrendering your contract to receive its cash value" in "Accessing your money."

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal; or

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option.

In addition, when we deduct the baseBUILDER benefit charge, the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.

3  Transferring your money among investment options

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  27
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TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that matures in the current calendar year, or that has a rate to maturity of 3% or less.

o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.

You may request a transfer in writing or by telephone using TOPS. (We anticipate that transfers will be available online by using EQ Access by the end of 2000.) You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)  the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)  the investment options to and from which you are transferring.

We will confirm all transfers in writing.

MARKET TIMING

You should note that the product is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying mutual fund portfolio. Market timing strategies are disruptive to the underlying mutual fund portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options reflect a market timing strategy, we reserve the right to take action including, but not limited to: restricting the availability of transfers through telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of more than one owner.

REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis. Rebalancing will occur on the same day of the month as the contract date).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your registered representative or other registered representative before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be canceled in writing.

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   28

--------------------------------------------------------------------------------

You may not elect the rebalancing program if you are participating in the dollar cost averaging or special dollar cost averaging program.

4  Accessing your money

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  29
--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available. More information follows the table. For the tax consequences of withdrawals, see "Tax information."

--------------------------------------------------------------------------------
                      METHOD OF WITHDRAWAL
--------------------------------------------------------------------------------
                                   SUBSTANTIALLY       MINIMUM
  LUMP SUM        SYSTEMATIC          EQUAL          DISTRIBUTION
--------------------------------------------------------------------------------
    Yes              Yes               No                No
--------------------------------------------------------------------------------

LUMP SUM WITHDRAWALS

You may take lump sum withdrawals from your account value at any time. The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.

SYSTEMATIC WITHDRAWALS

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value.

You may take systematic withdrawals on a monthly, quarterly, or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly, and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options.

HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:

INCOME BENEFIT AND DEATH BENEFIT

5% roll up to age 80 - If you elect the 5% roll up to age 80 guaranteed minimum death benefit, your benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the guaranteed minimum death benefit on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the guaranteed minimum death benefit on the most recent contract date anniversary, that withdrawal

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   30
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and any subsequent withdrawals in that same contract year will reduce your benefit base on a pro rata basis.

The timing of your withdrawals and whether they exceed the 5% threshold described above can have significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

Annual ratchet to age 80 - If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will always reduce your benefit base and current guaranteed minimum death benefit on a pro rata basis.

Annuitant issue ages 80 through 85 - If your contract was issued when the annuitant was between ages 80 and 85, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

                   ----------------------------------------

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x
 .40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information."

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.

YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator Select offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.

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  31
--------------------------------------------------------------------------------

In addition, if you are exercising your guaranteed minimum income benefit under baseBUILDER, your choice of payout options are those that are available under baseBUILDER (see "Our baseBUILDER option").

--------------------------------------------------------------------------------
 Fixed annuity payout options     Life annuity
                                  Life annuity with period
                                   certain
                                  Life annuity with refund
                                   certain
                                  Period certain annuity
--------------------------------------------------------------------------------
 Variable Immediate Annuity       Life annuity
   payout options                 Life annuity with period
                                   certain
--------------------------------------------------------------------------------
 Income Manager payout            Life annuity with period
   options (available for          certain
   annuitants age 83 or less      Period certain annuity
   at contract issue)
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your registered representative can provide details.

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your registered representative. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity

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payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your registered representative. Income Manager payout options are described in a separate prospectus that is available from your registered representative. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both Income Manager payout options provide guaranteed level payments. The Income Manager (life annuity with period certain) also provides guaranteed increasing payments.

You may choose to apply only part of the account value of your Equitable Accumulator Select contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator Select. For the tax consequences of withdrawals, see "Tax information."

Depending upon your circumstances, the purchase of an Income Manager contract may be done on a tax-free basis. Please consult your tax adviser.

THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator Select contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.

Before the last date by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals (subject to a market value adjustment) if an Income Manager payout option is chosen.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

5  Charges and expenses

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  33
--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o    A mortality and expense risks charge

o    An administrative charge

o    A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o If you elect the optional benefit a charge for the optional baseBUILDER benefit.

o At the time annuity payments are to begin - charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. We reserve the right under the contracts to increase this charge to an annual rate of 0.35%.

DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.

BASEBUILDER BENEFIT CHARGE

If you elect the baseBUILDER, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches 85 (83 in Oregon), whichever occurs first. The charge is equal to 0.30% of the benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

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CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.

CHARGES THAT EQ ADVISORS TRUST DEDUCTS

EQ Advisors Trust deducts charges for the following types of fees and expenses:

o    Management fees ranging from 0.25% to 1.15%.

o    12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o    Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of EQ Advisors Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for EQ Advisors Trust following this prospectus.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit and the guaranteed minimum death benefit, or offer variable investment options that invest in shares of EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

6  Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request.

The death benefit is equal to your account value, or, if greater, the guaranteed minimum death benefit. The guaranteed minimum death benefit is part of your contract, whether you select the baseBUILDER benefit or not. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment. We determine the amount of the guaranteed minimum death benefit as of the date of the annuitant's death.

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse can be a successor owner/annuitant.

WHEN A CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When you are not the annuitant under the contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office.

Unless the surviving spouse of the owner who has died is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death.

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death.

If the surviving spouse is the successor owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.

SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

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If your surviving spouse decides to continue the contract, then on the contract date anniversary following your death, we will increase the account value to equal your current guaranteed minimum death benefit, if it is higher than the account value. The increase in the account value will be allocated to the investment option according to the allocation percentages we have on file for your contract. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).

7  Tax information

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OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator Select contracts owned by United States taxpayers.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


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PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o the owner and the annuitant are the same under the source contract and the Equitable Accumulator Select NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis of the source contract carries over to the Equitable Accumulator Select NQ contract.

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between carriers, and provision of cost basis information may be required to process this type of an exchange.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.

OTHER INFORMATION

The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. In that case, income and gains attributable to such portfolio shares would be included in your gross income for federal income tax purposes. Under current rules, however, we believe that Equitable Life, and not the owner of a nonqualified annuity contract, would be considered the owner of the portfolio shares.

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation


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on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

We might have to withhold and/or report on amounts we pay under a free look or cancellation.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here. Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $14,880 in periodic annuity payments in 2000, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount.

IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.

8  More information

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ABOUT OUR SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of our Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 49's operations are accounted for without regard to Equitable Life's other operations.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account No. 49.

Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB shares issued by the corresponding portfolio of EQ Advisors Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to Separate Account No. 49;
     and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

ABOUT EQ ADVISORS TRUST

EQ Advisors Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. EQ Advisors Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of EQ Advisors Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to EQ Advisors Trust and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999 EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust.

EQ Advisors Trust does not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of EQ Advisors Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about EQ Advisors Trust, the portfolio investment objectives, policies, restrictions, risks, expenses, Rule 12b-1 Plan relating to its Class IB shares, and other aspects of its operations, appears in the prospectus for EQ Advisors Trust, attached at the end of this prospectus, or in its SAI which is available upon request.


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ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The rates to maturity for new allocations as of March 15, 2000 and the related price per $100 of maturity value were as follows:

-------------------------------------------------------------
   FIXED MATURITY
      OPTIONS
 WITH FEBRUARY 15TH       RATE TO MATURITY        PRICE
  MATURITY DATE OF             AS OF            PER $100 OF
    MATURITY YEAR         MARCH 15, 2000       MATURITY VALUE
-------------------------------------------------------------
        2001                    4.20%             $ 96.27
        2002                    4.91%             $ 91.19
        2003                    5.43%             $ 85.68
        2004                    5.51%             $ 81.02
        2005                    5.62%             $ 76.39
        2006                    5.70%             $ 72.00
        2007                    5.77%             $ 67.81
        2008                    5.83%             $ 63.82
        2009                    5.92%             $ 59.84
        2010                    5.98%             $ 56.18
-------------------------------------------------------------

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix II for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to

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add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS

We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Contract features and benefits."

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgement of Receipt form.

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Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgement of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form.

After your contract has been issued, additional contributions may be transmitted by wire.

AUTOMATIC INVESTMENT PROGRAM

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into your contract on a monthly or quarterly basis.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our business day is any day the New York Stock Exchange is open for trading. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. We may, however, close due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of EQ Advisors Trust we have the right to vote on certain matters involving the portfolios, such as:

o    the election of trustees; or

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o    the formal approval of independent auditors selected for EQ Advisors Trust;
     or

o any other matters described in the prospectus for EQ Advisors Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.

VOTING RIGHTS OF OTHERS

Currently, we control EQ Advisors Trust. Its shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of EQ Advisors Trust are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of EQ Advisors Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.

SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to Separate Account No. 49 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.

ABOUT OUR INDEPENDENT ACCOUNTANTS

The consolidated financial statements of Equitable Life at December 31, 1999 and 1998, and for the three years ended December 31, 1999 in this prospectus by reference to the 1999 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.

----------
  45
--------------------------------------------------------------------------------

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of your contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your contract as collateral or security for a loan. Loans are also not available under your contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

DISTRIBUTION OF THE CONTRACTS

Equitable Distributors, Inc. ("EDI"), an indirect, wholly owned subsidiary of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account No. 49. EDI serves as the principal underwriter of Separate Account No. 49. EDI also acts as distributor for other Equitable Life annuity products with different features, expenses, and fees. EDI is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104. Under a distribution agreement between EDI, Equitable Life, and certain of Equitable Life's separate accounts, including Separate Account No. 49, Equitable Life paid EDI distribution fees of $46,957,345 for 1999, $35,452,793 for 1998, and
$9,566,343 for 1997 as the distributor of certain contracts, including these contracts, and as the principal underwriter of several Equitable Life separate accounts, including Separate Account No. 49.

The contracts will be sold by registered representatives of EDI, as well as by affiliated and unaffiliated broker-dealers with which EDI has entered into selling agreements. We pay broker-dealer sales compensation that will not exceed an amount equal to 1% annually of the account value on a contract date anniversary. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their registered representatives as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.

9  Investment performance

--------
   46
--------------------------------------------------------------------------------

We provide the following tables to show five different measurements of the investment performance of the variable investment options and/or the portfolios in which they invest. We include these tables because they may be of general interest to you.

Table 1 shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

Table 2 shows the growth of a hypothetical $1,000 investment in the variable investment options over the periods shown. Both Tables 1 and 2 take into account all current fees and charges under the contract, including the optional baseBUILDER benefits charge, but do not reflect the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

Tables 3, 4, and 5 show the rates of return of the variable investment options on an annualized, cumulative, and year-by-year basis. These tables take into account all current fees and charges under the contract, but do not reflect the optional baseBUILDER benefits charge or the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee. If the charges were reflected they would effectively reduce the rates of return shown.

In all cases the results shown are based on the actual historical investment experience of the portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or the contracts were not available. In those cases, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available. The contracts were first offered on October 1, 1997.

For the "Alliance" portfolios (other than EQ/Alliance Premier Growth), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the Alliance Money Market and Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

From time to time, we may advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements reflected in the tables below.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.

BENCHMARKS

Tables 3 and 4 compare the performance of variable investment options to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed

----------
  47
--------------------------------------------------------------------------------

portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge, distribution charge, or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income. The benchmarks include:

--------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK: 50% Russell 2000 Index and 50%
   Standard & Poor's Mid-Cap Total Return Index.

 ALLIANCE COMMON STOCK: Standard & Poor's 500 Index.

 ALLIANCE HIGH YIELD:  Benchmark #1 - Merrill Lynch High Yield
   Master Index and Benchmark #2 - Credit Suisse First Boston Global High Yield Index.

 ALLIANCE MONEY MARKET: Salomon Brothers Three-Month T-Bill
   Index.

 EQ/ALLIANCE PREMIER GROWTH: Standard & Poor's 500 Index.

 ALLIANCE SMALL CAP GROWTH: Russell 2000 Growth Index.

 EQ/ALLIANCE TECHNOLOGY: NASDAQ Composite.

 BT EQUITY 500 INDEX: Standard & Poor's 500 Index.

 BT SMALL COMPANY INDEX: Russell 2000 Index.

 BT INTERNATIONAL EQUITY INDEX: Morgan Stanley Capital
   International Europe, Australia, Far East Index.

 CAPITAL GUARDIAN INTERNATIONAL: Morgan Stanley Capital
   International Europe, Australia, Far East Index.

 CAPITAL GUARDIAN RESEARCH: Standard & Poor's 500 Index.

 CAPITAL GUARDIAN U.S. EQUITY:  Standard & Poor's 500 Index.

 EQ/EVERGREEN: Benchmark #1 - Russell 2000 Index, and
   Benchmark #2 - Standard & Poor's 500 Index.

 EQ/EVERGREEN FOUNDATION: 60% Standard & Poor's 500
   Index/40% Lehman Brothers Aggregate Bond Index.

 J.P. MORGAN CORE BOND: Salomon Brothers Broad Investment
   Grade Bond.

 LAZARD LARGE CAP VALUE: Standard & Poor's 500 Index.

 LAZARD SMALL CAP VALUE: Russell 2000 Index.

 MFS EMERGING GROWTH COMPANIES: Russell 2000 Index.

 MFS GROWTH WITH INCOME: Standard & Poor's 500 Index.

 MFS RESEARCH: Standard & Poor's 500 Index.

 MERCURY BASIC VALUE EQUITY: Standard & Poor's 500 Index.

 MERCURY WORLD STRATEGY: 36% Standard & Poor's 500 Index/24%
   Morgan Stanley Capital International Europe, Australia, Far East Index/21% Salomon Brothers U.S. Treasury Bond 1 Year+14%
   Salomon Brothers World Government Bond (excluding U.S.)/ and
   5% Three-Month U.S. Treasury Bill.

 MORGAN STANLEY EMERGING MARKETS EQUITY: Morgan Stanley
   Capital International Emerging Markets Free Price Return Index.

 EQ/PUTNAM GROWTH & INCOME VALUE: Standard & Poor's 500
   Index.

 EQ/PUTNAM INTERNATIONAL EQUITY: Morgan Stanley Capital
   International Europe, Australia, Far East Index.

 EQ/PUTNAM INVESTORS GROWTH: Standard & Poor's 500 Index.
--------------------------------------------------------------------------------

LIPPER SURVEY. The Lipper Variable Insurance Products Performance Analysis Survey (Lipper Survey) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc. (Lipper), the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator Select performance relative to other variable annuity products.

------
  48

--------------------------------------------------------------------------------

                                     TABLE 1
 AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1999:

--------------------------------------------------------------------------------------------------------------------
                                                               LENGTH OF INVESTMENT PERIOD
                                          --------------------------------------------------------------------------
                                                                                            SINCE        SINCE
                                              1           3          5           10        OPTION      PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                 YEAR       YEARS      YEARS       YEARS     INCEPTION*   INCEPTION**
--------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                         16.65%       7.48%      13.92%      14.33%       7.02%       15.51%
--------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                       22.89%      25.37%      25.51%      16.16%      25.37%       14.41%
--------------------------------------------------------------------------------------------------------------------
Alliance High Yield                         (5.13)%      0.70%       7.63%       7.96%       1.28%        7.08%
--------------------------------------------------------------------------------------------------------------------
Alliance Money Market                        3.05%       3.10%       3.16%       2.92%       3.02%        4.71%
--------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                   25.58%          -           -           -       15.53%       15.53%
--------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                         18.38%          -           -           -       20.58%       20.58%
--------------------------------------------------------------------------------------------------------------------
BT Small Company Index                      18.80%          -           -           -        6.69%        6.69%
--------------------------------------------------------------------------------------------------------------------
BT International Equity Index               25.43%          -           -           -       21.58%       21.58%
--------------------------------------------------------------------------------------------------------------------
EQ/Evergreen                                 7.97%          -           -           -        7.97%        7.97%
--------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Foundation                      5.64%          -           -           -        5.64%        5.64%
--------------------------------------------------------------------------------------------------------------------
J.P. Morgan Core Bond                       (3.17)%         -           -           -        1.77%        1.77%
--------------------------------------------------------------------------------------------------------------------
Lazard Large Cap Value                       1.88%          -           -           -        9.56%        9.56%
--------------------------------------------------------------------------------------------------------------------
Lazard Small Cap Value                       0.11%          -           -           -       (4.49)%      (4.49)%
--------------------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity                  17.04%          -           -           -       15.82%       15.82%
--------------------------------------------------------------------------------------------------------------------
Mercury World Strategy                      19.40%          -           -           -       10.08%       10.08%
--------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies               70.90%          -           -           -       45.64%       45.64%
--------------------------------------------------------------------------------------------------------------------
MFS Growth with Income                       6.98%          -           -           -        6.98%        6.98%
--------------------------------------------------------------------------------------------------------------------
MFS Research                                21.15%          -           -           -       21.72%       21.72%
--------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity      92.62%          -           -           -       17.35%        3.58%
--------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value             (2.94)%         -           -           -        8.14%        8.14%
--------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity              57.69%          -           -           -       29.62%       29.62%
--------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth                  28.18%          -           -           -       32.29%       32.29%
--------------------------------------------------------------------------------------------------------------------

* The variable investment option inception dates are: Alliance Money Market, Alliance High Yield, Alliance Common Stock, and EQ/Aggressive Stock (October 16, 1996); Alliance Small Cap Growth, MFS Research, MFS Emerging Growth Companies, Mercury Basic Value Equity, Mercury World Strategy, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth, and EQ/Putnam International Equity (May 1, 1997); BT Equity 500 Index, BT Small Company Index, BT International Equity Index, J.P. Morgan Core Bond, Lazard Large Cap Value, Lazard Small Cap Value, Morgan Stanley Emerging Markets Equity (December 31, 1997); EQ/Evergreen, EQ/Evergreen Foundation and MFS Growth with Income (December 31, 1998). The inception dates for the variable investment options that became available after December 31, 1998, and are therefore not shown in this table are:
      EQ/Alliance Premier Growth, Capital Guardian U.S. Equity, Capital Guardian Research, Capital Guardian International (April 30, 1999); and EQ/Alliance Technology (May 1, 2000).

** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are: Alliance Money Market (July 13, 1981); Alliance High Yield (January 2, 1987); Alliance Common Stock (January 13, 1976); EQ/Aggressive Stock (January 27, 1986); Alliance Small Cap Growth,

-----
 49
--------------------------------------------------------------------------------

      MFS Research, MFS Emerging Growth Companies, Mercury Basic Value Equity, Mercury World Strategy, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth, and EQ/Putnam International Equity (May 1, 1997); BT Equity 500 Index, BT Small Company Index, BT International Equity Index, J.P. Morgan Core Bond, Lazard Large Cap Value, and Lazard Small Cap Value (January 1, 1998); Morgan Stanley Emerging Markets Equity (August 20,
      1997);EQ/Evergreen, EQ/Evergreen Foundation and MFS Growth with Income (December 31, 1998). The inception dates for the portfolios that became available after December 31, 1998 and are therefore not shown in the tables are: EQ/Alliance Premier Growth, Capital Guardian U.S. Equity, Capital Guardian Research, Capital Guardian International (April 30,
      1999); and EQ/Alliance Technology (May 1, 2000).

-------
  50
--------------------------------------------------------------------------------

                                    TABLE 2
      GROWTH OF $1,000 UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1999:

--------------------------------------------------------------------------------------------------------------------
                                                                LENGTH OF INVESTMENT PERIOD
                                          --------------------------------------------------------------------------
                                                                                                         SINCE
                                                1              3              5             10         PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                  YEAR           YEARS          YEARS          YEARS       INCEPTION*
--------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                        $ 1,166.50     $ 1,241.66     $ 1,918.59     $ 3,814.75   $  7,446.18
--------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                      $ 1,228.90     $ 1,970.61     $ 3,115.05     $ 4,473.29   $ 25,180.87
--------------------------------------------------------------------------------------------------------------------
Alliance High Yield                        $   948.70     $ 1,021.10     $ 1,444.12     $ 2,150.45   $  2,433.05
--------------------------------------------------------------------------------------------------------------------
Alliance Money Market                      $ 1,030.50     $ 1,095.85     $ 1,168.38     $ 1,333.83   $  2,338.07
--------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                  $ 1,255.80              -              -              -   $  1,470.05
--------------------------------------------------------------------------------------------------------------------
BT Equity 500 Index                        $ 1,183.80              -              -              -   $  1,453.88
--------------------------------------------------------------------------------------------------------------------
BT Small Company Index                     $ 1,188.00              -              -              -   $  1,138.28
--------------------------------------------------------------------------------------------------------------------
BT International Equity Index              $ 1,254.30              -              -              -   $  1,478.26
--------------------------------------------------------------------------------------------------------------------
EQ/Evergreen                               $ 1,079.70              -              -              -   $  1,079.70
--------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Foundation                    $ 1,056.40              -              -              -   $  1,056.40
--------------------------------------------------------------------------------------------------------------------
J.P. Morgan Core Bond                      $   968.30              -              -              -   $  1,035.74
--------------------------------------------------------------------------------------------------------------------
Lazard Large Cap Value                     $ 1,018.80              -              -              -   $  1,200.40
--------------------------------------------------------------------------------------------------------------------
Lazard Small Cap Value                     $ 1,001.10              -              -              -   $    912.25
--------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies              $ 1,709.00              -              -              -   $  2,726.97
--------------------------------------------------------------------------------------------------------------------
MFS Growth with Income                     $ 1,069.80              -              -              -   $  1,069.80
--------------------------------------------------------------------------------------------------------------------
MFS Research                               $ 1,211.50              -              -              -   $  1,689.78
--------------------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity                 $ 1,170.40              -              -              -   $  1,479.84
--------------------------------------------------------------------------------------------------------------------
Mercury World Strategy                     $ 1,194.00              -              -              -   $  1,292.04
--------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity     $ 1,926.20              -              -              -   $  1,086.70
--------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value            $   970.60              -              -              -   $  1,232.16
--------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity             $ 1,576.90              -              -              -   $  1,998.47
--------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth                 $ 1,281.80              -              -              -   $  2,110.24
--------------------------------------------------------------------------------------------------------------------

----------
*     Portfolio inception dates are shown in Table 1.

-----
 51
--------------------------------------------------------------------------------

                                    TABLE 3
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      SINCE
                                                                                                                   PORTFOLIO
                                                  1 YEAR      3 YEARS      5 YEARS      10 YEARS      20 YEARS     INCEPTION*
-------------------------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK                              16.65%        7.69%        14.12%        14.51%            -         15.67%
-------------------------------------------------------------------------------------------------------------------------------
   Lipper Mid-Cap Growth                          51.65%       24.68%        19.97%        14.78%            -         15.86%
-------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      18.09%       17.48%        19.92%        15.41%            -         14.58%
-------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE COMMON STOCK                            22.89%       25.56%        25.70%        16.41%        16.21%        14.59%
-------------------------------------------------------------------------------------------------------------------------------
   Lipper Growth                                  29.78%       26.87%        25.55%        16.90%        15.83%        15.16%
-------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      21.04%       27.56%        28.56%        18.21%        17.88%        16.19%
-------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE HIGH YIELD                              (5.13)%       0.90%         7.83%         8.19%            -          7.34%
-------------------------------------------------------------------------------------------------------------------------------
   Lipper High Current Yield                       3.65%        4.82%         8.59%         9.61%            -          7.79%
-------------------------------------------------------------------------------------------------------------------------------
   Benchmark #1                                    1.57%        5.91%         9.61%        10.79%            -          9.99%
-------------------------------------------------------------------------------------------------------------------------------
   Benchmark #2                                    3.28%        5.37%         9.07%        11.06%            -         10.04%
-------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE MONEY MARKET                             3.05%        3.31%         3.42%         3.23%            -          5.00%
-------------------------------------------------------------------------------------------------------------------------------
   Lipper Money Market                             3.78%        4.05%         4.16%         3.96%            -          5.70%
-------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                       4.74%        5.01%         5.20%         5.06%            -          6.65%
-------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH                        25.58%           -             -             -             -         15.77%
-------------------------------------------------------------------------------------------------------------------------------
   Lipper Small Cap                               34.26%           -             -             -             -         19.49%
-------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      43.09%           -             -             -             -         25.88%
-------------------------------------------------------------------------------------------------------------------------------
 BT EQUITY 500 INDEX                              18.38%           -             -             -             -         20.73%
-------------------------------------------------------------------------------------------------------------------------------
   Lipper S&P 500 Index                           19.36%           -             -             -             -         23.16%
-------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      21.03%           -             -             -             -         24.76%
-------------------------------------------------------------------------------------------------------------------------------
 BT SMALL COMPANY INDEX                           18.80%           -             -             -             -          6.86%
-------------------------------------------------------------------------------------------------------------------------------
   Lipper Small Cap                               34.26%           -             -             -             -         16.02%
-------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      21.26%           -             -             -             -          8.70%
-------------------------------------------------------------------------------------------------------------------------------
 BT INTERNATIONAL EQUITY INDEX                    25.43%           -             -             -             -         21.75%
-------------------------------------------------------------------------------------------------------------------------------
   Lipper International                           43.24%           -             -             -             -         26.76%
-------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      26.96%           -             -             -             -         23.43%
-------------------------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN                                      7.97%           -             -             -             -          7.97%
-------------------------------------------------------------------------------------------------------------------------------
   Lipper                                         29.78%           -             -             -             -         29.78%
-------------------------------------------------------------------------------------------------------------------------------
   Benchmark #1                                   21.26%           -             -             -             -         21.26%
-------------------------------------------------------------------------------------------------------------------------------
   Benchmark #2                                   21.03%           -             -             -             -         21.03%
-------------------------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN FOUNDATION                           5.64%           -             -             -             -          5.64%
-------------------------------------------------------------------------------------------------------------------------------
   Lipper                                          8.69%           -             -             -             -          8.69%
-------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      11.15%           -             -             -             -         11.15%
-------------------------------------------------------------------------------------------------------------------------------
 J.P. MORGAN CORE BOND                            (3.17)%          -             -             -             -          1.92%
-------------------------------------------------------------------------------------------------------------------------------
   Lipper Intermediate Investment Grade Debt      (0.83)%          -             -             -             -          3.84%
-------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      (1.77)%          -             -             -             -          2.64%
-------------------------------------------------------------------------------------------------------------------------------
 LAZARD LARGE CAP VALUE                            1.88%           -             -             -             -          9.71%
-------------------------------------------------------------------------------------------------------------------------------
   Lipper Capital Appreciation                    43.66%           -             -             -             -         32.61%
-------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      21.03%           -             -             -             -         24.76%
-------------------------------------------------------------------------------------------------------------------------------


-----
  52

--------------------------------------------------------------------------------

                              TABLE 3 (CONTINUED)

        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:

------------------------------------------------------------------------------------------------------------------
                                                                                                       SINCE
                                                                                                     PORTFOLIO
                                        1 YEAR       3 YEARS     5 YEARS    10 YEARS    20 YEARS     INCEPTION*
------------------------------------------------------------------------------------------------------------------
 LAZARD SMALL CAP VALUE                   0.11%          -           -           -           -         (4.32)%
------------------------------------------------------------------------------------------------------------------
   Lipper Small Cap                      34.26%          -           -           -           -         16.02%
------------------------------------------------------------------------------------------------------------------
   Benchmark                             21.26%          -           -           -           -          8.70%
------------------------------------------------------------------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES           70.90%          -           -           -           -         45.89%
------------------------------------------------------------------------------------------------------------------
   Lipper Mid-Cap                        51.65%          -           -           -           -         32.50%
------------------------------------------------------------------------------------------------------------------
   Benchmark                             21.26%          -           -           -           -         16.99%
------------------------------------------------------------------------------------------------------------------
 MFS GROWTH WITH INCOME                   6.98%          -           -           -           -          6.98%
------------------------------------------------------------------------------------------------------------------
   Lipper Growth and Income              12.90%          -           -           -           -         12.90%
------------------------------------------------------------------------------------------------------------------
   Benchmark                             21.03%          -           -           -           -         21.03%
------------------------------------------------------------------------------------------------------------------
 MFS RESEARCH                            21.15%          -           -           -           -         21.96%
------------------------------------------------------------------------------------------------------------------
   Lipper Growth                         29.78%          -           -           -           -         29.33%
------------------------------------------------------------------------------------------------------------------
   Benchmark                             21.03%          -           -           -           -         27.36%
------------------------------------------------------------------------------------------------------------------
 MERCURY BASIC VALUE EQUITY              17.04%          -           -           -           -         16.05%
------------------------------------------------------------------------------------------------------------------
   Lipper                                12.90%          -           -           -           -         18.00%
------------------------------------------------------------------------------------------------------------------
   Benchmark                             21.03%          -           -           -           -         27.36%
------------------------------------------------------------------------------------------------------------------
 MERCURY WORLD STRATEGY                  19.40%          -           -           -           -         10.33%
------------------------------------------------------------------------------------------------------------------
   Lipper                                12.93%          -           -           -           -         11.91%
------------------------------------------------------------------------------------------------------------------
   Benchmark                             13.07%          -           -           -           -         16.18%
------------------------------------------------------------------------------------------------------------------
 MORGAN STANLEY EMERGING MARKETS
  EQUITY                                 92.62%          -           -           -           -          4.01%
------------------------------------------------------------------------------------------------------------------
   Lipper Emerging Markets               82.53%          -           -           -           -          2.90%
------------------------------------------------------------------------------------------------------------------
   Benchmark                             66.41%          -           -           -           -         (0.88)%
------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE         (2.94)%         -           -           -           -          8.35%
------------------------------------------------------------------------------------------------------------------
   Lipper Growth & Income                12.90%          -           -           -           -         18.00%
------------------------------------------------------------------------------------------------------------------
   Benchmark                             21.03%          -           -           -           -         27.36%
------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM INTERNATIONAL EQUITY          57.69%          -           -           -           -         29.89%
------------------------------------------------------------------------------------------------------------------
   Lipper International                  43.24%          -           -           -           -         20.38%
------------------------------------------------------------------------------------------------------------------
   Benchmark                             26.96%          -           -           -           -         18.32%
------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM INVESTORS GROWTH              28.18%          -           -           -           -         32.52%
------------------------------------------------------------------------------------------------------------------
   Lipper Growth                         29.78%          -           -           -           -         29.33%
------------------------------------------------------------------------------------------------------------------
   Benchmark                             21.03%          -           -           -           -         27.36%
------------------------------------------------------------------------------------------------------------------


----------
* Portfolio inception dates are shown in Table 1. Lipper survey and benchmark "since portfolio inception" information are as of the month-end closest to the actual date of portfolio inception.

-----
 53
--------------------------------------------------------------------------------

                                    TABLE 4
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         SINCE
                                                                                                                       PORTFOLIO
                                                  1 YEAR       3 YEARS       5 YEARS     10 YEARS       20 YEARS       INCEPTION*
----------------------------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK                              16.65%         24.90%        93.56%      287.60%              -        658.94%
----------------------------------------------------------------------------------------------------------------------------------
   Lipper                                         51.65%        102.87%       158.98%      311.69%              -        683.45%
----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      18.09%         62.12%       147.96%      319.19%              -        595.55%
----------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE COMMON STOCK                            22.89%         97.94%       213.88%      356.81%       1,916.29%     2,513.58%
----------------------------------------------------------------------------------------------------------------------------------
   Lipper Growth                                  29.78%        106.30%       216.51%      386.68%       1,816.52%     2,838.39%
----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      21.04%        107.56%       251.12%      432.78%       2,584.39%     3,555.46%
----------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE HIGH YIELD                              (5.13)%         2.71%        45.81%      119.82%              -        151.11%
----------------------------------------------------------------------------------------------------------------------------------
   Lipper High Current Yield                       3.65%         15.25%        51.19%      151.82%              -        166.74%
----------------------------------------------------------------------------------------------------------------------------------
   Benchmark #1                                    1.57%         18.80%        58.22%      178.72%              -        245.03%
----------------------------------------------------------------------------------------------------------------------------------
   Benchmark #2                                    3.28%         17.00%        54.39%      185.43%              -        246.92%
----------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE MONEY MARKET                             3.05%         10.26%        18.30%       37.39%              -        146.07%
----------------------------------------------------------------------------------------------------------------------------------
   Lipper Money Market                             3.78%         12.64%        22.65%       47.52%              -        178.18%
----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                       4.74%         15.79%        28.88%       63.79%              -        229.35%
----------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH                        25.58%             -             -            -               -         47.80%
----------------------------------------------------------------------------------------------------------------------------------
   Lipper Small Cap                               34.26%             -             -            -               -         62.98%
----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      43.09%             -             -            -               -         84.91%
----------------------------------------------------------------------------------------------------------------------------------
 BT EQUITY 500 INDEX                              18.38%             -             -            -               -         45.76%
----------------------------------------------------------------------------------------------------------------------------------
   Lipper S&P 500 Index                           19.36%             -             -            -               -         51.69%
----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      21.03%             -             -            -               -         55.65%
----------------------------------------------------------------------------------------------------------------------------------
 BT SMALL COMPANY INDEX                           18.80%             -             -            -               -         14.20%
----------------------------------------------------------------------------------------------------------------------------------
   Lipper Small Cap                               34.26%             -             -            -               -         37.82%
----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      21.26%             -             -            -               -         18.17%
----------------------------------------------------------------------------------------------------------------------------------
 BT INTERNATIONAL EQUITY INDEX                    25.43%             -             -            -               -         48.22%
----------------------------------------------------------------------------------------------------------------------------------
   Lipper International                           43.24%             -             -            -               -         61.58%
----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      26.96%             -             -            -               -         52.35%
----------------------------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN                                      7.97%             -             -            -               -          7.97%
----------------------------------------------------------------------------------------------------------------------------------
   Lipper                                         29.78%             -             -            -               -         29.78%
----------------------------------------------------------------------------------------------------------------------------------
   Benchmark #1                                   21.26%             -             -            -               -         29.78%
----------------------------------------------------------------------------------------------------------------------------------
   Benchmark #2                                   21.03%                                                                  21.03%
----------------------------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN FOUNDATION                           5.64%             -             -            -               -          5.64%
----------------------------------------------------------------------------------------------------------------------------------
   Lipper                                          8.69%             -             -            -               -          8.69%
----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      11.15%             -             -            -               -         11.15%
----------------------------------------------------------------------------------------------------------------------------------
 J.P. MORGAN CORE BOND                            (3.17)%            -             -            -               -          3.88%
----------------------------------------------------------------------------------------------------------------------------------
   Lipper Intermediate Investment Grade Debt      (0.83)%            -             -            -               -          7.83%
----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      (1.77)%            -             -            -               -          5.96%
----------------------------------------------------------------------------------------------------------------------------------
 LAZARD LARGE CAP VALUE                            1.88%             -             -            -               -         20.36%
----------------------------------------------------------------------------------------------------------------------------------
   Lipper Capital Appreciation                    43.66%             -             -            -               -         79.44%
----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      21.03%             -             -            -               -         55.65%
----------------------------------------------------------------------------------------------------------------------------------
 LAZARD SMALL CAP VALUE                            0.11%             -             -            -               -         (8.45)%
----------------------------------------------------------------------------------------------------------------------------------
   Lipper Small Cap                               34.26%             -             -            -               -         37.82%
----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                      21.26%             -             -            -               -         18.17%
----------------------------------------------------------------------------------------------------------------------------------

-----
  54

--------------------------------------------------------------------------------

                              TABLE 4 (CONTINUED)
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999:

-----------------------------------------------------------------------------------------------------------------

                                                                                                       SINCE
                                                                                                     PORTFOLIO
                                        1 YEAR      3 YEARS     5 YEARS    10 YEARS    20 YEARS      INCEPTION*
-----------------------------------------------------------------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES          70.90%          -           -           -           -          173.96%
-----------------------------------------------------------------------------------------------------------------
   Lipper Mid-Cap                       51.65%          -           -           -           -          120.85%
-----------------------------------------------------------------------------------------------------------------
   Benchmark                            21.26%          -           -           -           -           52.05%
-----------------------------------------------------------------------------------------------------------------
 MFS GROWTH WITH INCOME                  6.98%          -           -           -           -            6.98%
-----------------------------------------------------------------------------------------------------------------
   Lipper Growth and Income             12.90%          -           -           -           -           12.90%
-----------------------------------------------------------------------------------------------------------------
   Benchmark                            21.03%          -           -           -           -           21.03%
-----------------------------------------------------------------------------------------------------------------
 MFS RESEARCH                           21.15%          -           -           -           -           69.84%
-----------------------------------------------------------------------------------------------------------------
   Lipper Growth                        29.78%          -           -           -           -          101.13%
-----------------------------------------------------------------------------------------------------------------
   Benchmark                            21.03%          -           -           -           -           90.75%
-----------------------------------------------------------------------------------------------------------------
 MERCURY BASIC VALUE EQUITY             17.04%          -           -           -           -           48.77%
-----------------------------------------------------------------------------------------------------------------
   Lipper                               12.90%          -           -           -           -           56.85%
-----------------------------------------------------------------------------------------------------------------
   Benchmark                            21.03%          -           -           -           -           90.75%
-----------------------------------------------------------------------------------------------------------------
 MERCURY WORLD STRATEGY                 19.40%          -           -           -           -           30.00%
-----------------------------------------------------------------------------------------------------------------
   Lipper                               12.93%          -           -           -           -           35.69%
-----------------------------------------------------------------------------------------------------------------
   Benchmark                            13.07%          -           -           -           -           49.16%
-----------------------------------------------------------------------------------------------------------------
 MORGAN STANLEY EMERGING MARKETS
  EQUITY                                92.62%          -           -           -           -            9.74%
-----------------------------------------------------------------------------------------------------------------
   Lipper Emerging Markets              82.53%          -           -           -           -            7.48%
-----------------------------------------------------------------------------------------------------------------
   Benchmark                            66.41%          -           -           -           -            5.32%
-----------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE        (2.94)%         -           -           -           -           23.87%
-----------------------------------------------------------------------------------------------------------------
   Lipper                               12.90%          -           -           -           -           56.85%
-----------------------------------------------------------------------------------------------------------------
   Benchmark                            21.03%          -           -           -           -           90.75%
-----------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM INTERNATIONAL EQUITY         57.69%          -           -           -           -          100.96%
-----------------------------------------------------------------------------------------------------------------
   Lipper                               43.24%          -           -           -           -           65.44%
-----------------------------------------------------------------------------------------------------------------
   Benchmark                            26.96%          -           -           -           -           56.70%
-----------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM INVESTORS GROWTH             28.18%          -           -           -           -          111.99%
-----------------------------------------------------------------------------------------------------------------
   Lipper                               29.78%          -           -           -           -          101.13%
-----------------------------------------------------------------------------------------------------------------
   Benchmark                            21.03%          -           -           -           -           90.75%
-----------------------------------------------------------------------------------------------------------------


----------
* Portfolio inception dates are shown in Table 1. Lipper survey and benchmark "since portfolio inception" information are as month-end closest to the actual date of portfolio inception.

-----
 55

--------------------------------------------------------------------------------

                                    TABLE 5
                         YEAR-BY-YEAR RATES OF RETURN:

-----------------------------------------------------------------------------------------------------------
                                              1990         1991         1992         1993         1994
-----------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                           6.16%       83.43%       (4.95)%      14.59%       (5.59)%
-----------------------------------------------------------------------------------------------------------
Alliance Common Stock                        (9.82)%      35.34%        1.31%       22.52%       (3.94)%
-----------------------------------------------------------------------------------------------------------
Alliance High Yield                          (2.95)%      22.17%       10.23%       20.88%       (4.58)%
-----------------------------------------------------------------------------------------------------------
Alliance Money Market                         6.23%        4.23%        1.65%        1.06%        2.10%
-----------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                        -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
BT Equity 500 Index                              -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
BT Small Company Index                           -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
BT International Equity Index                    -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
EQ/Evergreen                                     -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
EQ/Evergreen Foundation                          -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
J.P. Morgan Core Bond                            -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
Lazard Large Cap Value                           -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
Lazard Small Cap Value                           -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                    -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
MFS Growth with Income                           -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
MFS Research                                     -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity                       -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
Mercury World Strategy                           -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity           -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                  -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                   -            -            -            -            -
-----------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth                       -            -            -            -            -
-----------------------------------------------------------------------------------------------------------


                                              1995        1996          1997           1998        1999
-----------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                          29.21%      19.93%         8.77%         (1.55)%     16.65%
-----------------------------------------------------------------------------------------------------------
Alliance Common Stock                        30.01%      21.97%        26.84%         27.00%      22.89%
-----------------------------------------------------------------------------------------------------------
Alliance High Yield                          17.71%      20.60%        16.28%         (6.90)%     (5.13)%
-----------------------------------------------------------------------------------------------------------
Alliance Money Market                         3.80%       3.37%         3.48%          3.40%       3.05%
-----------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                        -           -         25.16%+        (5.97)%     25.58%
-----------------------------------------------------------------------------------------------------------
BT Equity 500 Index                              -           -             -          23.13%      18.38%
-----------------------------------------------------------------------------------------------------------
BT Small Company Index                           -           -             -          (3.87)%     18.80%
-----------------------------------------------------------------------------------------------------------
BT International Equity Index                    -           -             -          18.17%      25.43%
-----------------------------------------------------------------------------------------------------------
EQ/Evergreen                                     -           -             -              -        7.97%
-----------------------------------------------------------------------------------------------------------
EQ/Evergreen Foundation                          -           -             -              -        5.64%
-----------------------------------------------------------------------------------------------------------
J.P. Morgan Core Bond                            -           -             -           7.28%      (3.17)%
-----------------------------------------------------------------------------------------------------------
Lazard Large Cap Value                           -           -             -          18.14%       1.88%
-----------------------------------------------------------------------------------------------------------
Lazard Small Cap Value                           -           -             -          (8.56)%      0.11%
-----------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                    -           -         21.11%+        32.37%      70.90%
-----------------------------------------------------------------------------------------------------------
MFS Growth with Income                           -           -             -              -        6.98%
-----------------------------------------------------------------------------------------------------------
MFS Research                                     -           -         14.80%+        22.12%      21.15%
-----------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity                       -           -         15.77%+         9.80%      17.04%
-----------------------------------------------------------------------------------------------------------
Mercury World Strategy                           -           -          3.58%+         5.11%      19.40%
-----------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity           -           -        (20.66)%+      (28.19)%     92.62%
-----------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                  -           -         14.96%+        11.02%      (2.94)%
-----------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                   -           -          8.40%+        17.56%      57.69%
-----------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth                       -           -         23.32%+        34.11%      28.18%
-----------------------------------------------------------------------------------------------------------

----------
+ Returns for these portfolios represent less than 12 months of performance. The returns are as of each portfolio inception date as shown in Table 1.

----------
   56
--------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o    data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

--------------------------------------------------------------------------------
 Barron's                           Investment Management Weekly
 Morningstar's Variable Annuity     Money Management Letter
  Sourcebook                        Investment Dealers Digest
 Business Week                      National Underwriter
 Forbes                             Pension & Investments
 Fortune                            USA Today
 Institutional Investor             Investor's Business Daily
 Money                              The New York Times
 Kiplinger's Personal Finance       The Wall Street Journal
 Financial Planning                 The Los Angeles Times
 Investment Adviser                 The Chicago Tribune
--------------------------------------------------------------------------------

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.

YIELD INFORMATION

Current yield for the Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the Alliance High Yield option will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the Alliance Money Market option. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the optional baseBUILDER benefits charge, and any charge designed to approximate certain taxes that may be imposed

----------
  57
--------------------------------------------------------------------------------

on us, such as premium taxes in your state. The yields and effective yields for the Alliance Money Market option, when used for the special dollar cost averaging program, assume that no contract charges are deducted. For more information, see "Yield Information for the Alliance Money Market Option and Alliance High Yield Option" in the SAI.

10  Incorporation of certain documents by reference

------
  58
--------------------------------------------------------------------------------

Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1999, is considered to be a part of this prospectus because it is incorporated by reference.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone :
(212) 554-1234).

Appendix I: Condensed financial information

--------
 A-1
--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.60%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT EQ/ALLIANCE TECHNOLOGY WHICH IS BEING OFFERED FOR THE FIRST TIME ON MAY 1, 2000.

--------------------------------------------------------------------
                                               FOR THE YEAR ENDING
                                         ---------------------------
                                                DECEMBER 31, 1999
--------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
--------------------------------------------------------------------
   Unit value                                      $  78.30
--------------------------------------------------------------------
   Number of units outstanding (000s)                   141
--------------------------------------------------------------------
 ALLIANCE COMMON STOCK
--------------------------------------------------------------------
   Unit value                                      $ 275.01
--------------------------------------------------------------------
   Number of units outstanding (000s)                   255
--------------------------------------------------------------------
 ALLIANCE HIGH YIELD
--------------------------------------------------------------------
   Unit value                                      $  25.73
--------------------------------------------------------------------
   Number of units outstanding (000s)                   574
--------------------------------------------------------------------
 ALLIANCE MONEY MARKET
--------------------------------------------------------------------
   Unit value                                      $  25.55
--------------------------------------------------------------------
   Number of units outstanding (000s)                 5,805
--------------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
--------------------------------------------------------------------
   Unit value                                      $  11.77
--------------------------------------------------------------------
   Number of units outstanding (000s)                 5,630
--------------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH
--------------------------------------------------------------------
   Unit value                                      $  14.78
--------------------------------------------------------------------
   Number of units outstanding (000s)                   818
--------------------------------------------------------------------
 BT EQUITY 500 INDEX
--------------------------------------------------------------------
   Unit value                                      $  14.58
--------------------------------------------------------------------
   Number of units outstanding (000s)                 6,216
--------------------------------------------------------------------
 BT INTERNATIONAL EQUITY INDEX
--------------------------------------------------------------------
   Unit value                                      $  14.82
--------------------------------------------------------------------
   Number of units outstanding (000s)                   992
--------------------------------------------------------------------
 BT SMALL COMPANY INDEX
--------------------------------------------------------------------
   Unit value                                      $  11.42
--------------------------------------------------------------------
   Number of units outstanding (000s)                   522
--------------------------------------------------------------------
 CAPITAL GUARDIAN INTERNATIONAL
--------------------------------------------------------------------
   Unit value                                      $  13.93
--------------------------------------------------------------------
   Number of units outstanding (000s)                 1,286
--------------------------------------------------------------------
 CAPITAL GUARDIAN RESEARCH
--------------------------------------------------------------------
   Unit value                                      $  10.60
--------------------------------------------------------------------
   Number of units outstanding (000s)                   987
--------------------------------------------------------------------
 CAPITAL GUARDIAN U.S. EQUITY
--------------------------------------------------------------------
   Unit value                                      $  10.26
--------------------------------------------------------------------
   Number of units outstanding (000s)                 2,436
--------------------------------------------------------------------

-------
  A-2
--------------------------------------------------------------------------------


---------------------------------------------------------------------
                                               FOR THE YEAR ENDING
                                        -----------------------------
                                               DECEMBER 31, 1999
---------------------------------------------------------------------
 EQ/EVERGREEN
---------------------------------------------------------------------
   Unit value                                          $  10.80
---------------------------------------------------------------------
   Number of units outstanding (000s)                         8
---------------------------------------------------------------------
 EQ/EVERGREEN FOUNDATION
---------------------------------------------------------------------
   Unit value                                          $  10.56
---------------------------------------------------------------------
   Number of units outstanding (000s)                        44
---------------------------------------------------------------------
 J.P. MORGAN CORE BOND
---------------------------------------------------------------------
   Unit value                                          $  10.39
---------------------------------------------------------------------
   Number of units outstanding (000s)                     2,026
---------------------------------------------------------------------
 LAZARD LARGE CAP VALUE
---------------------------------------------------------------------
   Unit value                                          $  12.04
---------------------------------------------------------------------
   Number of units outstanding (000s)                     1,532
---------------------------------------------------------------------
 LAZARD SMALL CAP VALUE
---------------------------------------------------------------------
   Unit value                                          $   9.15
---------------------------------------------------------------------
   Number of units outstanding (000s)                       988
---------------------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES
---------------------------------------------------------------------
   Unit value                                          $  27.40
---------------------------------------------------------------------
   Number of units outstanding (000s)                     1,680
---------------------------------------------------------------------
 MFS GROWTH WITH INCOME
---------------------------------------------------------------------
   Unit value                                          $  10.70
---------------------------------------------------------------------
   Number of units outstanding (000s)                     2,906
---------------------------------------------------------------------
 MFS RESEARCH
---------------------------------------------------------------------
   Unit value                                          $  16.99
---------------------------------------------------------------------
   Number of units outstanding (000s)                     1,725
---------------------------------------------------------------------
 MERCURY BASIC VALUE EQUITY
---------------------------------------------------------------------
   Unit value                                          $  14.88
---------------------------------------------------------------------
   Number of units (000s)                                   163
---------------------------------------------------------------------
 MERCURY WORLD STRATEGY
---------------------------------------------------------------------
   Unit value                                          $  13.00
---------------------------------------------------------------------
   Number of units outstanding (000s)                        13
---------------------------------------------------------------------
 MORGAN STANLEY EMERGING MARKETS EQUITY
---------------------------------------------------------------------
   Unit value                                          $  10.97
---------------------------------------------------------------------
   Number of units outstanding (000s)                       962
---------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE
---------------------------------------------------------------------
   Unit value                                          $  12.39
---------------------------------------------------------------------
   Number of units outstanding (000s)                       978
---------------------------------------------------------------------
 EQ/PUTNAM INTERNATIONAL EQUITY
---------------------------------------------------------------------
   Unit value                                          $  20.10
---------------------------------------------------------------------
   Number of units outstanding (000s)                       771
---------------------------------------------------------------------
 EQ/PUTNAM INVESTORS GROWTH
---------------------------------------------------------------------
   Unit value                                          $  16.54
---------------------------------------------------------------------
   Number of units outstanding (000s)                       576
---------------------------------------------------------------------

Appendix II: Market value adjustment example

--------
 B-1

--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2001 to a fixed maturity option with a maturity date of February 15, 2010 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,846 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2005.

------------------------------------------------------------------------------------------------
                                                                      HYPOTHETICAL ASSUMED
                                                                      RATE TO MATURITY ON
                                                                       FEBRUARY 15, 2005
                                                                --------------------------------
                                                                         5.00%        9.00%
------------------------------------------------------------------------------------------------
 AS OF FEBRUARY 15, 2005 (BEFORE WITHDRAWAL)
------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                           $144,048    $ 119,487
------------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                            $131,080    $ 131,080
------------------------------------------------------------------------------------------------
(3) Market value adjustment:
    (1) - (2)                                                        $ 12,968    $ (11,593)
------------------------------------------------------------------------------------------------
ON FEBRUARY 15, 2005 (AFTER WITHDRAWAL)
------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                                              $  4,501    $  (4,851)
------------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount:
    [$50,000 - (4)]                                                  $ 45,499    $  54,851
------------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                                 $ 85,581    $  76,229
------------------------------------------------------------------------------------------------
(7) Maturity value                                                   $120,032    $ 106,915
------------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                    $ 94,048    $  69,487
------------------------------------------------------------------------------------------------

You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Appendix III: Guaranteed minimum death benefit example

--------
 C-1
--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.

The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the Alliance Money Market option or the fixed maturity options), no additional contributions, no transfers and no withdrawals, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:

-----------------------------------------------------------------------------------------
  END OF                          5% ROLL UP TO AGE 80      ANNUAL RATCHET TO AGE 80
 CONTRACT                          GUARANTEED MINIMUM         GUARANTEED MINIMUM
   YEAR         ACCOUNT VALUE       DEATH BENEFIT(1)             DEATH BENEFIT
-----------------------------------------------------------------------------------------
  1              $105,000             $  105,000(1)              $  105,000(3)
-----------------------------------------------------------------------------------------
  2              $115,500             $  110,250(2)              $  115,500(3)
-----------------------------------------------------------------------------------------
  3              $129,360             $  115,763(2)              $  129,360(3)
-----------------------------------------------------------------------------------------
  4              $103,488             $  121,551(1)              $  129,360(4)
-----------------------------------------------------------------------------------------
  5              $113,837             $  127,628(1)              $  129,360(4)
-----------------------------------------------------------------------------------------
  6              $127,497             $  134,010(1)              $  129,360(4)
-----------------------------------------------------------------------------------------
  7              $127,497             $  140,710(1)              $  129,360(4)
-----------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%. We
are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

5% ROLL UP TO AGE 80

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be equal to the guaranteed minimum death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be equal to the current account value since it is higher than the current guaranteed minimum death benefit.

ANNUAL RATCHET TO AGE 80

(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is equal to the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is equal to the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.

Statement of additional
information
--------------------------------------------------------------------------------

TABLE OF CONTENTS



                                                                                        PAGE
Unit Values                                                                               2
Custodian and Independent Accountants                                                     3
Yield Information for the Alliance Money Market Option and Alliance High Yield Option     3
Financial Statements                                                                      5

HOW TO OBTAIN AN EQUITABLE ACCUMULATOR SELECT STATEMENT OF ADDITIONAL
  INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:
  Equitable Accumulator Select
  P.O. Box 1547 Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me an Equitable Accumulator Select SAI for Separate Account No. 49 dated May 1, 2000:


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Name


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(SAI 4ACS(5/00))